Busia County Government and AmericaTowne, Holding, Inc.
Procedures for Delivery of Equipment and Payment Pursuant to the Award Letter, 23 May 2018, for Tender BSA/CG/25/2018-2019/2020

This Memorandum Serves as a basis for completing the Partnership between Busia County, Kenya, and AmericaTowne, Holdings Inc.

Pursuant to the Award Letter of 23 May 2018from the Honorable Speaker of Busia CountyGovernment approving the partnership with AmericaTowne, Holdings, Inc., and BusiaCounty Government for the purchase of equipment. The Tender totaling 750 million Kenya Shillingsannually for three years.

The equipment will be provided under Tender BSA/CG/25/2018-2019/2020.

To ensure prompt delivery of required equipment, AmericaTowne, Holdings, Inc., and Busia County Government agree that:

Busia County Government and AmericaTowne, Holdings, Inc., will work closely together to ensure prompt and efficient fulfillment of the partnership and delivery of required equipment.

AmericaTowne, Holdings, Inc. will immediately take action to source the required equipment upon receiptof the required specifications from the Department of Procurement.

By June 8, 2018, AmericaTowne, Holdings, Inc. will present an invoice to the Busia County Government Department of Finance for the total costs of the equipment under the Resolution.

Upon receipt of invoice by AmericaTowne Holdings, Inc., Busia County Government Department of Finance will pay eighty percent (80%) of the total invoice for the tender in US Dollars to AmericaTowne, Holdings, Inc. as designated by AmericaTowne' Chief Executive Officer.

Upon receipt of initial funds of eighty percent (80%) of the invoice value, AmericaTowne Holdings, Inc., will within 30 days and or at the most expeditious time deliver the total equipment requested to Busia County.

After delivery of all equipment requested, and upon AmericaTowne, Holding Inc. presenting its final invoice for the Tender to Busia County Government, Busia County Government Department of Finance will pay to AmericaTowne Holdings, Inc. the remaining payments of twenty percent (20%) in US Dollars for each invoiceas designated by AmericaTowne' Chief Executive Officer.

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AMERICATOWNE HOLDINGS, INC.,
a Nevada corporation

By: Alton Perkins
Its: Chief Executive Officer
Dated: 5/28/18

COUNTY OF Busia

By: H.E.SospetersOdekeOjaamong
Its: Governor Busia County
Dated: May 28, 2018

COUNTY GOVERNMENT OF BUSIA

P.O. BOX PRIVATE BAG – 50400
BUSIA, KENYA

COUNTY TREASURY

23th May 2018

TO THE CHAIRMAN
AMERICA TOWNE HOLDINGS.
4700HOMEWOOD CT.SUITE 100
RALEIGH NC 27609 U.S.A

Dear Sir,

RE:AUTHORITY ON TENDER NO BSA/CG/25/2018-2019/2020

Following the bill county procurement bill presented *in the assembly and debated on the* 15th *may 2018.*The undersigned herein wish to sincerely congratulate the AMERICATOWNE HOLDINGS on the award of both the tenders for the good benefit of the community.
The commencement of the project will commence as soon as the national government disburse the required funds for the project and payment done to the supplier on the 80% down payment while the 20% payment made upon the completion of the project thereof.
The detailed specifications on the items required should be communicated by the county procurement director on liason by the County technical director.
Your response on the matter will be highly appreciated.

Sincerely yours,

Hon Benedict Wanyonyi

Busia County Speaker.
Cc:Hon Governor.
Technical Director.
Finance Director.
Procurement Director.
National Treasury permanent secretary

COUNTY GOVERNMENT OF BUSIA
P.O. BOX PRIVATE BAG – 50400
BUSIA, KENYA

COUNTY TREASURY

9th May 2018

TO THE CHAIRMAN
AMERICA TOWNE HOLDINGS.
4700HOMEWOOD CT.SUITE 100
RALEIGH NC 27609 U.S.A

Dear Sir,

RE: TENDER NO BSA/CG/25/2018-2019/2020

The County Assembly of Busia is happy to notify your company the intention to accommodate you in partnership of supply and maintain the fifty pieces (50) high power generators that will pump water to the public from various dams within our great county totaling to Ksh 750 million annually for the period of 3 years.
The Honorable Members will therefore sit and debate on this partnership in the member's chambers on Wednesday the16th May 2018, for the adoption of the partnership.
We therefore ask your office to send your representative on Tuesday 15th May 2018 for the meeting with the tender & valuation committee.
Your timely action on the matter will be highly appreciated.

Sincerely yours.

Hon Benedict Wanyonyi

Busia County Speaker.